Exhibit 99.1

NEWS RELEASE

CONTACTS
MEDIA:	INVESTORS:
Bob Nelson	Rick Muscha
Lattice Semiconductor Corporation	Lattice Semiconductor Corporation
408-826-6339	408-826-6000
Bob.Nelson@latticesemi.com	Rick.Muscha@latticesemi.com

LATTICE SEMICONDUCTOR REPORTS Second QUARTER 2020 RESULTS

•	Revenue Grows 3% Sequentially in Q2 2020 Driven by Strong Demand in Communications and Computing
•	Gross Margin Expands to 60.2% / 61.3% for Q2 2020 on a GAAP / Non-GAAP Basis, from 58.7% / 59.0%, respectively, for Q2 2019
•	Net Income Improves to $0.08 / $0.17 Per Diluted Share for Q2 2020 on a GAAP / Non-GAAP Basis, from $0.06 / $0.15, respectively, for Q2 2019

* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. Additional information relating to these measures is included below in “Non-GAAP Financial Measures.” For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."

HILLSBORO, OR - July 28, 2020 - Lattice Semiconductor Corporation (NASDAQ: LSCC), the low power programmable leader, announced financial results today for the fiscal second quarter ended June 27, 2020.

Jim Anderson, President and Chief Executive Officer, said, "We achieved 3% sequential revenue growth in the second quarter of 2020, with non-GAAP net income up 17% over the same period. Despite the challenging environment due to COVID-19, growth was led by strength in communications and computing, where we saw both sequential and year over year growth in 5G, servers and client computing. We are particularly pleased with our team's product roadmap execution, as we delivered the Certus-NX™ launch as promised in Q2.  We remain on track to achieve two additional key milestones in the second half of 2020 with our third Lattice Nexus™ product and the next installment in our software solutions portfolio."

Sherri Luther, Chief Financial Officer, said, "We continued to see significant improvements in our key financial metrics for the second quarter of 2020 with a 33% increase in diluted EPS on a GAAP basis and a 13% increase on a non-GAAP basis compared to Q2 2019.  Gross margin expanded 150 basis points on a GAAP basis and 230 basis points on a non-GAAP basis in the second quarter 2020, as compared to the year ago quarter. Year to date, we generated approximately $37 million of cash flow from operations and made accelerated debt repayments during the quarter, reducing our leverage ratio to below 1.5, as defined in our credit agreement. We remain focused on profitability and cash generation as we drive additional progress toward our target model."

Selected Second Quarter 2020 Financial Results and Comparisons (in thousands, except per share data)

	GAAP Quarterly Financial Results (unaudited)
	Q2 2020	Q1 2020	Q2 2019	Q/Q	Y/Y
Revenue	$100,589	$97,316	$102,296	3.4%	(1.7)%
Gross Margin %	60.2%	59.1%	58.7%	110 bps	150 bps
R&D Expense %	22.3%	22.3%	18.9%	—	340 bps
SG&A Expense %	24.3%	23.2%	19.3%	110 bps	500 bps
Operating Expense	$48,095	$47,824	$45,652	0.6%	5.4%
Operating Income	$12,482	$9,738	$14,386	28.2%	(13.2)%
Net Income	$10,629	$8,167	$8,559	30.1%	24.2%
Net Income per Share - Basic	$0.08	$0.06	$0.06	$0.02	$ 0.02
Net Income per Share - Diluted	$0.08	$0.06	$0.06	$0.02	$ 0.02

	Non-GAAP* Quarterly Financial Results (unaudited)
	Q2 2020	Q1 2020	Q2 2019	Q/Q	Y/Y
Revenue	$100,589	$97,316	$102,296	3.4%	(1.7)%
Gross Margin %	61.3%	59.8%	59.0%	150 bps	230 bps
R&D Expense %	20.0%	19.6%	17.7%	40 bps	230 bps
SG&A Expense %	16.5%	17.5%	17.0%	(100) bps	(50) bps
Operating Expense	$36,640	$36,107	$35,494	1.5%	3.2%
Operating Income	$25,038	$22,046	$24,871	13.6%	0.7%
Net Income	$23,550	$20,195	$21,087	16.6%	11.7%
Net Income per Share - Basic	$0.17	$0.15	$0.16	$ 0.02	$ 0.01
Net Income per Share - Diluted	$0.17	$0.15	$0.15	$ 0.02	$ 0.02

* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. Additional information relating to these measures is included below in “Non-GAAP Financial Measures.” For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."

Second Quarter 2020 Highlights

•

Improved Financial Performance and Increased Profitability: Net income per diluted share was up 33% on a GAAP basis and up 13% on a non-GAAP basis in Q2 2020 compared to Q2 2019, with a 150 basis point improvement in gross margin on a GAAP basis and a 230 basis point improvement on a non-GAAP basis.

•

Certus™-NX General Purpose FPGA Launched: The second product family developed on Lattice's Nexus FPGA platform in just six months, Certus™-NX offers 70% faster I/O, up to a 3x smaller footprint and 4x lower power in comparison to similar competing FPGAs.

•

Propel™ Software Solution Launched: Lattice Propel is a new embedded system design environment with a complete set of graphical and command-line tools to create, analyze, compile, and debug an FPGA-based processor.

•

sensAI™ 3.0 Software Stack Launched: Lattice launched the latest version of its solutions stack for on-device AI processing at the Edge, Lattice sensAI™ 3.0. Lattice sensAI brings new levels of power and performance to smart vision applications in the surveillance/security, robotics, automotive, and computing markets.

Business Outlook - Third Quarter of 2020:

•	Revenue for the third quarter of 2020 is expected to be between $96 million and $106 million.
•	Gross margin percentage for the third quarter of 2020 is expected to be 60.5% plus or minus 1% on a non-GAAP basis.
•	Total operating expenses for the third quarter of 2020 are expected to be between $36.5 million and $37.5 million on a non-GAAP basis.

Non-GAAP Financial Measures: In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release makes reference to non-GAAP financial measures. With respect to the outlook for the third quarter of 2020, certain items that affect GAAP measurement of financial measures are out of the Company’s control and/or cannot be reasonably predicted. Consequently, the Company is unable to provide a reasonable estimate of GAAP measurement for guidance or a corresponding reconciliation to GAAP for the quarter. Additional information regarding the reasons the Company uses non-GAAP measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below, following the GAAP financial information.

Investor Conference Call / Webcast Details:

Lattice Semiconductor will review the Company's financial results for the fiscal second quarter 2020, and business outlook on Tuesday, July 28 at 5:00 p.m. Eastern Time. The dial-in number for the live audio call is 1-888-684-5603 or 1-918-398-4852 with conference identification number 1694084. A live webcast of the conference call will also be available on the investor relations section of www.latticesemi.com. The Company's financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.

Forward-Looking Statements Notice:

The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include, but are not limited to, statements relating to: our belief that we remain on track to achieve two additional key milestones in the second half of 2020 with our third Lattice Nexus™ product and the next installment in our software solutions portfolio; that we will drive additional progress toward our target model; and the statements under the heading “Business Outlook - Third Quarter of 2020.” Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Estimates of future revenue are inherently uncertain due to such factors such as global economic conditions which may affect customer demand, pricing pressures, competitive actions, and international trade disputes and sanctions. In addition, the COVID-19 pandemic has negatively impacted the overall economy and, as a result of the foregoing, may negatively impact our operating results for future periods. Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, variations in manufacturing yields, the failure to sustain operational improvements, and the actual amount of compensation charges due to stock price changes. Actual results may differ materially from our expectations and are subject to risks and uncertainties that relate more broadly to our overall business, including those risks more fully described in Lattice’s filings with the SEC including its Annual Report on Form 10-K for the fiscal year ended December 28, 2019, and Lattice’s quarterly reports filed on Form 10-Q. COVID-19 may increase or change the severity of our other risks reported in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019. Lattice believes these and other risks and uncertainties could cause actual results to differ materially from the forward-looking statements. You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:

Included within this press release and the accompanying tables and notes are certain non-GAAP financial measures that supplement the Company's consolidated financial information prepared in accordance with U.S. GAAP. The non-GAAP measures presented exclude charges and adjustments primarily related to stock-based compensation and related tax effects, restructuring plans and related charges, amortization of acquired intangible assets, loss on refinancing of long-term debt, and the estimated tax effect of these items. The non-GAAP net income for the second quarter of fiscal 2020 includes a change in the non-GAAP tax rate calculation to exclude profits from jurisdictions where there is a full valuation allowance on deferred tax assets to improve alignment of non-GAAP income tax expense to non-GAAP income before tax. These charges and adjustments are a result of periodic or non-core operating activities of the Company. The Company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release.

The Company's management believes that these non-GAAP financial measures provide an additional and useful way of viewing aspects of our performance that, when viewed in conjunction with our GAAP results, provide a more comprehensive understanding of the various factors and trends affecting our ongoing financial performance and operating results than GAAP measures alone. Management also uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting, and resource allocation processes and believes that investors should have access to similar data.

These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP and should be considered together with the consolidated financial information located in the tables attached to this press release.

About Lattice Semiconductor Corporation:

Lattice Semiconductor (NASDAQ: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing communications, computing, industrial, automotive and consumer markets. Our technology, long-standing relationships, and commitment to world-class support lets our customers quickly and easily unleash their innovation to create a smart, secure and connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, Weibo or Youku.

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Lattice Semiconductor Corporation

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 27,	March 28,	June 29,	June 27,	June 29,
	2020	2020	2019	2020	2019
Revenue	$100,589	$97,316	$102,296	$197,905	$200,387
Cost of sales	40,012	39,754	42,258	79,766	82,697
Gross margin	60,577	57,562	60,038	118,139	117,690
Operating expenses:
Research and development	22,458	21,693	19,377	44,151	39,042
Selling, general, and administrative	24,488	22,551	19,759	47,039	40,540
Amortization of acquired intangible assets	603	2,640	3,390	3,243	6,779
Restructuring	546	940	3,126	1,486	4,467
Total operating expenses	48,095	47,824	45,652	95,919	90,828
Income from operations	12,482	9,738	14,386	22,220	26,862
Interest expense	(1,045)	(1,077)	(3,538)	(2,122)	(8,525)
Other (expense) income, net	37	(50)	(2,109)	(13)	(1,956)
Income before income taxes	11,474	8,611	8,739	20,085	16,381
Income tax expense	845	444	180	1,289	414
Net income	$10,629	$8,167	$8,559	$18,796	$15,967

Net income per share:
Basic	$0.08	$0.06	$0.06	$0.14	$0.12
Diluted	$0.08	$0.06	$0.06	$0.14	$0.12

Shares used in per share calculations:
Basic	134,857	134,253	132,206	134,555	131,599
Diluted	139,202	138,044	137,221	138,751	136,133

Lattice Semiconductor Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 27,	December 28,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$165,175	$118,081
Accounts receivable, net	87,408	64,917
Inventories	54,061	54,980
Other current assets	24,354	24,452
Total current assets	330,998	262,430

Property and equipment, net	40,268	39,230
Operating lease right-of-use assets	22,304	23,591
Intangible assets, net	3,707	6,977
Goodwill	267,514	267,514
Deferred income taxes	480	478
Other long-term assets	10,759	11,796
	$676,030	$612,016

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$81,539	$73,650
Current portion of long-term debt	4,004	21,474
Current portion of operating lease liabilities	4,979	4,686
Total current liabilities	90,522	99,810

Long-term debt, net of current portion	166,501	125,072
Long-term operating lease liabilities, net of current portion	19,823	21,438
Other long-term liabilities	35,054	38,028
Total liabilities	311,900	284,348

Stockholders' equity	364,130	327,668
	$676,030	$612,016

Lattice Semiconductor Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	June 27,	June 29,
	2020	2019
Cash flows from operating activities:
Net income	$18,796	$15,967
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,456	16,450
Stock-based compensation expense	19,740	7,655
Other non-cash adjustments	3,124	7,295
Net changes in assets and liabilities	(18,252)	19,129
Net cash provided by operating activities	36,864	66,496
Cash flows from investing activities:
Capital expenditures	(6,829)	(8,459)
Other investing activities	(4,626)	6,058
Net cash (used in) provided by investing activities	(11,455)	(2,401)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	50,000	206,500
Cash paid for debt issuance costs	0	(2,086)
Repayment of long-term debt	(26,250)	(278,033)
Net cash flows related to stock compensation exercises	(2,105)	13,023
Net cash provided by (used in) financing activities	21,645	(60,596)
Effect of exchange rate change on cash	40	86
Net increase in cash and cash equivalents	47,094	3,585
Beginning cash and cash equivalents	118,081	119,051
Ending cash and cash equivalents	$165,175	$122,636

Supplemental disclosure of cash flow information and non-cash investing and financing activities:
Interest paid	$2,193	$8,103
Income taxes paid, net of refunds	$1,579	$1,500

Lattice Semiconductor Corporation

Supplemental Historical Financial Information

(unaudited)

	Three Months Ended
	June 27,	March 28,	June 29,
	2020	2020	2019
Balance Sheet Information
A/R Days Revenue Outstanding (DSO)	79	64	34
Inventory Days (DIO)	123	112	140

Revenue% (by Geography)
Asia	74%	71%	75%
Americas	14%	17%	13%
Europe (incl. Africa)	12%	12%	12%

Revenue% (by End Market)
Communications and Computing	46%	39%	39%
Industrial and Automotive	39%	43%	38%
Consumer	11%	14%	19%
Licensing and Services	4%	4%	4%

Revenue% (by Channel)
Distribution	85%	78%	85%
Direct	15%	22%	15%

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	June 27,	March 28,	June 29,
	2020	2020	2019

Gross Margin Reconciliation
GAAP Gross margin	$60,577	$57,562	$60,038
Stock-based compensation - gross margin (1)	1,101	591	327
Non-GAAP Gross margin	$61,678	$58,153	$60,365

Gross Margin % Reconciliation
GAAP Gross margin %	60.2%	59.1%	58.7%
Cumulative effect of non-GAAP Gross Margin adjustments	1.1%	0.7%	0.3%
Non-GAAP Gross margin %	61.3%	59.8%	59.0%

Research and Development Expense % (R&D Expense %) Reconciliation
GAAP R&D Expense %	22.3%	22.3%	18.9%
Stock-based compensation - R&D (1)	(2.3)%	(2.7)%	(1.2)%
Non-GAAP R&D Expense %	20.0%	19.6%	17.7%

Selling, General, and Administrative Expense % (SG&A Expense %) Reconciliation
GAAP SG&A Expense %	24.3%	23.2%	19.3%
Stock-based compensation - SG&A (1)	(7.8)%	(5.7)%	(2.3)%
Non-GAAP SG&A Expense %	16.5%	17.5%	17.0%

Operating Expenses Reconciliation
GAAP Operating expenses	$48,095	$47,824	$45,652
Stock-based compensation - operations (1)	(10,306)	(8,137)	(3,642)
Amortization of acquired intangible assets	(603)	(2,640)	(3,390)
Restructuring charges	(546)	(940)	(3,126)
Non-GAAP Operating expenses	$36,640	$36,107	$35,494

Income from Operations Reconciliation
GAAP Income from operations	$12,482	$9,738	$14,386
Stock-based compensation - gross margin (1)	1,101	591	327
Stock-based compensation - operations (1)	10,306	8,137	3,642
Amortization of acquired intangible assets	603	2,640	3,390
Restructuring charges	546	940	3,126
Non-GAAP Income from operations	$25,038	$22,046	$24,871

Income from Operations % Reconciliation
GAAP Income from operations %	12.4%	10.0%	14.1%
Cumulative effect of non-GAAP Gross Margin and Operating adjustments	12.5%	12.7%	10.2%
Non-GAAP Income from operations %	24.9%	22.7%	24.3%

(1)	The non-GAAP adjustments for Stock-based compensation include related tax expenses.

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	June 27,	March 28,	June 29,
	2020	2020	2019

Other Income (Expense), Net Reconciliation
GAAP Other income (expense), net	$37	$(50)	$(2,109)
Loss on refinancing of long-term debt	—	—	2,235
Non-GAAP Other income (expense), net	$37	$(50)	$126

Income Tax Expense Reconciliation
GAAP Income tax expense	$845	$444	$180
Estimated tax effect of non-GAAP adjustments (2)	(365)	280	192
Non-GAAP Income tax expense	$480	$724	$372

Net Income Reconciliation
GAAP Net income	$10,629	$8,167	$8,559
Stock-based compensation - gross margin (1)	1,101	591	327
Stock-based compensation - operations (1)	10,306	8,137	3,642
Amortization of acquired intangible assets	603	2,640	3,390
Restructuring charges	546	940	3,126
Loss on refinancing of long-term debt	—	—	2,235
Estimated tax effect of non-GAAP adjustments (2)	365	(280)	(192)
Non-GAAP Net income	$23,550	$20,195	$21,087

Net Income Per Share Reconciliation
GAAP Net income per share - basic	$0.08	$0.06	$0.06
Cumulative effect of Non-GAAP adjustments	0.09	0.09	0.10
Non-GAAP Net income per share - basic	$0.17	$0.15	$0.16

GAAP Net income per share - diluted	$0.08	$0.06	$0.06
Cumulative effect of Non-GAAP adjustments	0.09	0.09	0.09
Non-GAAP Net income per share - diluted	$0.17	$0.15	$0.15

Shares used in per share calculations:
Basic	134,857	134,253	132,206
Diluted - GAAP (3)	139,202	138,044	137,221
Diluted - Non-GAAP (3)	139,202	138,044	137,221

(1)	The non-GAAP adjustments for Stock-based compensation include related tax expenses.
(2)	We calculate non-GAAP tax expense by applying our tax provision model to year-to-date and projected income after adjusting for non-GAAP items. The difference between calculated values for GAAP and non-GAAP tax expense has been included as the “Estimated tax effect of non-GAAP adjustments.”
(3)	Diluted Shares are calculated using the GAAP treasury stock method. In a loss position, diluted shares equal basic shares.